                                                                EXHIBIT 3.3

                           CERTIFICATE OF DESIGNATION

                   OF SERIES A AND SERIES B PREFERRED STOCK OF

                        THE HAWK GROUP OF COMPANIES, INC.


             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         Ronald E. Weinberg and Byron S. Krantz, being the Vice-Chairman and Secretary, respectively, of The Hawk Group of Companies, Inc., a Delaware corporation (the "Corporation"), hereby certify that:


         A. SERIES A PREFERRED STOCK. Pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, at a telephonic board meeting held on June 26, 1995, duly adopted a resolution creating a series of 2,625 shares of Serial Preferred Stock, par value $0.01 per share, as follows:

                  RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation is hereby created, consisting of 2,625 shares of Serial Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of which the powers, designations, preferences and relative, participating, optional or other rights, and qualifications and restrictions, shall be as follows:

                  1.       Series A Preferred Stock.

                           (a)      Dividends.

                                    (i)     The holders of Series A Preferred
         Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the rate of 10% of the Series A Liquidation Preference (as defined in Section 1(b) below) per annum. Such dividends shall be cumulative as of the day on which the Series A Preferred Stock is first issued (the "Series A Issue Date") and shall be payable in arrears, when and as declared by the Board, on the last business day in April, July, October and January of each year such Series A Preferred Stock is outstanding to holders of record on such date, commencing in October following the Series A Issue Date and prorated from the Series A Issue Date until October 31, 1995. Dividends on account of arrearages for any past due dividends may be declared and paid on any date to holders of record on such payment date. Arrearages must be paid prior to the payment of current dividends and shall be deemed to be paid first on account of the longest outstanding arrearage.

                                    (ii)    If full cash dividends have been
         declared and are not paid or made available to holders of all outstanding shares of Series A Preferred Stock and funds legally available are insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount legally available for payment of cash dividends shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Series A Preferred Stock shall cumulate as provided in Section 1(a)(iii).

                                    (iii)   If, on any dividend payment date,
         the holders of the Series A Preferred Stock have not received the full dividends provided for in Section 1(a)(i), then such dividends shall cumulate, whether or not declared, with additional dividends thereon for each succeeding full dividend period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full dividend period shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year.

                                    (iv)    So long as any shares of Series A
         Preferred Stock are outstanding, the Corporation shall not declare or pay on any Class A Common Stock or Class B Common Stock (as defined in the Certificate of Incorporation of the Corporation) any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Class A Common Stock or Class B Common Stock, nor shall any Class A Common Stock or Class B Common Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Class A Common Stock or Class B Common Stock, unless all dividends to which the holders of the Preferred Stock are entitled to for all previous dividend periods have been paid or declared and a sum of money sufficient for the payment thereof set apart.

                           (b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Class A Common Stock or Class B Common Stock, the holders of each share of Series A Preferred Stock shall be entitled to receive an amount equal to $1,000 per share (the "Series A Liquidation Preference") plus any accrued or unpaid dividends thereon to such date. After the payment or the setting apart for payment of amounts so payable to the holders of the Series A Preferred Stock, the remaining assets of the Corporation shall be available for distribution among the holders of Class A Common Stock and Class B Common Stock according to their respective rights and priorities. If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                           (c)      Voting Rights.

                                    (i)     The holders of the issued and
         outstanding shares of Series A Preferred Stock shall have no voting rights except as set forth in this Section 1(c) and as required by the Delaware General Corporation Law.

                                    (ii)    Subject to Section 1(c)(i), if and
         whenever the Corporation fails to declare and pay in cash the full amount of dividends payable on the Series A Preferred Stock on any six consecutive quarters, then the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of the stockholders of the Corporation, or at any special meeting, to elect one director; provided, however, that if the holders of the Series A Preferred Stock previously have elected an additional director and the right to elect such director has not terminated, the holders of the Series A Preferred Stock shall not be entitled to elect an additional director under this Section 1(c)(ii) until such time as the holders of the Series A Preferred Stock are no longer entitled to elect an additional director, subject, however, to the right of the holders of the Series A Preferred Stock to vote for the election of a successor director should the director previously elected by the holders of the Series A Preferred Stock resign from the Board, die or be removed by the holders of the Series A Preferred Stock.

                                            Upon the effective date of such
         election, such director shall become an additional director of the Corporation, and the authorized number of directors of the Corporation thereupon automatically shall be increased by one director. The holders of the Series A Preferred Stock may exercise the right to elect a director until all dividends in default on the Series A Preferred Stock have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of the Series A Preferred Stock to elect a director pursuant to this Section 1(c)(ii) shall cease upon the day prior to the next annual meeting of the stockholders of the Corporation, the term of such director shall thereupon terminate, and the authorized number of directors of the Corporation shall return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults.

                                            At any time when special voting
         rights have been vested in the holders of the Series A Preferred Stock pursuant to this Section 1(c)(ii), the Secretary of the Corporation may, and upon the written request of the holders of 10% or more of the number of shares of the Series A Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Series A Preferred Stock for the election of the director to be elected by them as provided above, to be held in the case of such written request within forty days after delivery of such request, and in either case to be held at a place and upon the notice provided by the Delaware General Corporation Law and in the By-Laws of the Corporation.

                                    (iii)   If any amendment to the Certificate
         of Incorporation of the Corporation is proposed that would change the preferences herein provided or cause the issuance of preferred shares with attributes that are senior to the Series A Preferred Stock or increase the number of shares of Class A Common Stock or Class B Common Stock (except upon a public offering of the Class A Common Stock or Class B Common Stock of the Corporation), then the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled at a meeting of stockholders to vote on such amendment and such amendment shall not be effected and no Series A Preferred Stock prohibited hereby shall be issued absent the affirmative vote of the holders of 75% of the issued and outstanding Series A Preferred Stock.

                                    (iv)    Any holder of Series A Preferred
         Stock entitled to vote on any matter pursuant to this Section 1(c) may assign such voting rights, revocably or irrevocably, to any other holder of Series A Preferred Stock.

                           (d)      Redemption.

                                    (i)     The Corporation may, at any time and
         from time to time as may be determined by the Board, redeem all but not less than all, of the Series A Preferred Stock, provided the Corporation is not in default in the payment of any dividends on the Series A Preferred Stock then outstanding, for an amount equal to the Series A Liquidation Preference plus all accrued dividends to the date of redemption.

                                    (ii)    The redemption provided for in
         Section 1(d)(i) may be for cash or for a debt instrument with an interest rate of 10% payable quarterly for no more than five years (except that the debt will accelerate in the event of a sale of more than 50% of the aggregate issued and outstanding shares of Class A Common Stock and Class B Common Stock or a sale of substantially all of the assets of the Corporation) and a principal amount equal to the Series A Liquidation Preference of any and all accrued but unpaid dividends on the Series A Preferred Stock, a subordinated position with regard to creditors (but not less than the same position of the Series A Preferred Stock) and other rights comparable to the Series A Preferred Stock, including the right to elect one director of the Corporation as and to the extent provided below.

                                            The debt instrument shall require
         that if the Corporation fails to pay in cash the full amount of interest payable on the debt for six consecutive quarters, then the holders of the debt, voting in accordance with the principal amount of the debt and with each $1,000 of debt constituting one vote, shall be entitled at the next annual meeting of the stockholders of the Corporation, or at any special meeting, to elect one director; provided, however, that if the holders of the debt previously have elected an additional director and the right to elect such director has not terminated, the holders of the debt shall not be entitled to elect an additional director, subject, however, to the right of the holders of the debt to vote for the election of a successor director should the director previously elected by the holders of the debt resign from the Board, die or be removed by the holders of the debt. This right to elect a director shall be set forth in an agreement in form and substance satisfactory to counsel for the Corporation as a condition precedent to the redemption of the Series A Preferred Stock with a debt instrument.

                                    (iii)   The Corporation shall provide notice
         of any redemption pursuant to this Section 1(d) specifying the time and place of redemption, by first class or certified mail, postage prepaid, to each holder of shares of Series A Preferred Stock at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the applicable redemption date. Upon mailing of any such notice of redemption, the Corporation shall become obligated to redeem Series A Preferred Stock specified in such notice herein for cash or debt as provided in Section 1(d)(ii).

                                    (iv)    No redeemed shares of Series A
         Preferred Stock shall be entitled to any dividends declared after the redemption date, and on such date all rights of the holder of such shares as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of or debt issued for such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after such redemption date be deemed to be outstanding.

                                    (v)     On or before the redemption date, if
         the shares of Series A Preferred Stock are to be redeemed for cash, an amount equal to the Series A Liquidation Preference, plus all accrued dividends to the redemption date shall be deposited with a bank or trust company in a trust fund for the benefit of the respective holders of the shares designated for redemption with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the redemption date upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation. The balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the redemption date shall thereafter be returned to the Corporation upon its request.

                           (e) Series. Except as set forth in this Certificate of Designation, the Series A Preferred Stock shall have the same powers, designations, preferences and relative, participating, optional or other rights, and qualifications and restrictions, as the Series B Preferred Stock.


         B. SERIES B PREFERRED STOCK. Pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, at a telephonic board meeting held on June 26, 1995, duly adopted a resolution creating a series of 702 shares of Serial Preferred Stock, par value $0.01 per share, as follows:

                  RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation is hereby created, consisting of 702 shares of Serial Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), of which the powers, designations, preferences and relative, participating, optional or other rights, and qualifications and restrictions, shall be as follows:

                  2.       Series B Preferred Stock.

                           (a)      Dividends.

                                    (i)     The holders of Series B Preferred
         Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the rate of 9% of the Series B Liquidation Preference (as defined in Section 2(b) below) per annum. Such dividends shall be cumulative from the day on which the Series B Preferred Stock is first issued (the "Series B Issue Date") and shall be payable in arrears, when and as declared by the Board, on the first business day in April, July, October and January of each year such

         Series B Preferred Stock is outstanding to holders of record on such date, commencing in October following the Series B Issue Date and prorated from the Series B Issue Date until October 2, 1995. Dividends on account of arrearages for any past due dividends may be declared and paid on any date to holders of record on such payment date. Arrearages must be paid prior to the payment of current dividends and shall be deemed to be paid first on account of the longest outstanding arrearage.

                                    (ii)    If full cash dividends have been
         declared and are not paid or made available to holders of all outstanding shares of Series B Preferred Stock and funds legally available are insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount legally available for payment of cash dividends shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Series B Preferred Stock shall cumulate as provided in Section 2(a)(iii).

                                    (iii)   If, on any dividend payment date,
         the holders of the Series B Preferred Stock have not received the full dividends provided for in Section 2(a)(i), then such dividends shall cumulate, whether or not declared, with additional dividends thereon for each succeeding full dividend period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full dividend period shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year.

                                    (iv)    So long as any shares of Series B
         Preferred Stock are outstanding, the Corporation shall not declare or pay on any Class A Common Stock or Class B Common Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Class A Common Stock or Class B Common Stock, nor shall any Class A Common Stock or Class B Common Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Class A Common Stock or Class B Common Stock, unless all dividends to which the holders of the Series B Preferred Stock are entitled to for all previous dividend periods have been paid or declared and a sum of money sufficient for the payment thereof set apart.

                           (b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Class A Common Stock or Class B Common Stock, the holders of each share of Series B Preferred Stock shall be entitled to receive an amount equal to $1,000 per share (the "Series B Liquidation Preference") plus any accrued or unpaid dividends thereon to such date. After the payment or the setting apart for payment of amounts so payable to the holders of the Series B Preferred Stock, the remaining assets of the Corporation shall be available for distribution among the holders of Class A Common Stock and Class B Common Stock according to their respective rights and priorities. If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                           (c)      Voting Rights.

                                    (i)     The holders of the issued and
         outstanding shares of Series B Preferred Stock shall have no voting rights except as set forth in this Section 2(c) and as required by the Delaware General Corporation Law.

                                    (ii)    Subject to Section 2(c)(i), if and
         whenever the Corporation fails to declare and pay in cash the full amount of dividends payable on the Series B Preferred Stock on any six consecutive quarters, then the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of the stockholders of the Corporation, or at any special meeting, to elect one director; provided, however, that if the holders of the Series B Preferred Stock previously have elected an additional director and the right to elect such director has not terminated, the holders of the Series B Preferred Stock shall not be entitled to elect an additional director under this Section 2(c)(ii) until such time as the holders of the Series B Preferred Stock are no longer entitled to elect an additional director, subject, however, to the right of the holders of the Series B Preferred Stock to vote for the election of a successor director should the director previously elected by the holders of the Series B Preferred Stock resign from the Board, die or be removed by the holders of the Series B Preferred Stock.

                                            Upon the effective date of such
         election, such director shall become an additional director of the Corporation, and the authorized number of directors of the Corporation thereupon automatically shall be increased by one director. The holders of the Series B Preferred Stock may exercise the right to elect a director until all dividends in default on the Series B Preferred Stock have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of the Series B Preferred Stock to elect a director pursuant to this Section 2(c)(ii) shall cease upon the day prior to the next annual meeting of the stockholders of the Corporation, the term of such director shall thereupon terminate, and the authorized number of directors of the Corporation shall return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults.

                                            At any time when special voting
         rights have been vested in the holders of the Series B Preferred Stock pursuant to this Section 2(c)(ii), the Secretary of the Corporation may, and upon the written request of the holders of 10% or more of the number of shares of the Series B Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Series B Preferred Stock for the election of the director to be elected by them as provided above, to be held in the case of such written request within forty days after delivery of such request, and in either case to be held at a place and upon the notice provided by the Delaware General Corporation Law and in the By-Laws of the Corporation.

                                    (iii)   If any amendment to the Certificate
         of Incorporation of the Corporation is proposed that would change the preferences herein provided or cause the issuance of preferred shares with attributes that are senior to the Series B Preferred Stock or increase the number of shares of Class A Common Stock or Class B Common Stock (except upon a public offering of the Class A Common Stock or Class B Common Stock of the Corporation), then the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled at a meeting of stockholders to vote on such amendment and such amendment shall not be effected and no Series B Preferred Stock prohibited hereby shall be issued absent the affirmative vote of the holders of 75% of the issued and outstanding Series B Preferred Stock.

                                    (iv)    Any holder of Series B Preferred
         Stock entitled to vote on any matter pursuant to this Section 2(c) may assign such voting rights, revocably or irrevocably, to any other holder of Series B Preferred Stock.

                           (d)      Redemption.

                                    (i)     The Corporation may, at any time and
         from time to time as may be determined by the Board, redeem all but not less than all, of the Series B Preferred Stock, provided the Corporation is not in default in the payment of any dividends on the Series B Preferred Stock then outstanding, for an amount equal to the Series B Liquidation Preference plus all accrued dividends to the date of redemption.

                                    (ii)    The redemption provided for in
         Section 2(d)(i) may be for cash or for a debt instrument with an interest rate of 9% payable quarterly for no more than seven years (except that the debt will accelerate in the event of a sale of more than 50% of the aggregate issued and outstanding shares of Class A Common Stock and Class B Common Stock or a sale of substantially all of the assets of the Corporation or of Helsel) and a principal amount equal to the Series B Liquidation Preference of any and all accrued but unpaid dividends on the Series B Preferred Stock, a subordinated position with regard to creditors (but not less than the same position of the Series B Preferred Stock) and other rights comparable to the Series B Preferred Stock, including the right to elect one director of the Corporation as and to the extent provided below.

                                            The debt instrument shall require
         that if the Corporation fails to pay in cash the full amount of interest payable on the debt for six consecutive quarters, then the holders of the debt, voting in accordance with the principal amount of the debt and with each $1,000 of debt constituting one vote, shall be entitled at the next annual meeting of the stockholders of the Corporation, or at any special meeting, to elect one director; provided, however, that if the holders of the debt previously have elected an additional director and the right to elect such director has not terminated, the holders of the debt shall not be entitled to elect an additional director, subject, however, to the right of the holders of the debt to vote for the election of a successor director should the director previously elected by the holders of the debt resign from the Board, die or be removed by the holders of the debt. This right to elect a director shall be set forth in an agreement in form and substance satisfactory to counsel for the Corporation as a condition precedent to the redemption of the Series B Preferred Stock with a debt instrument.

                                    (iii)   The Corporation shall provide notice
         of any redemption pursuant to this Section 2(d) specifying the time and place of redemption, by first class or certified mail, postage prepaid, to each holder of shares of Series B Preferred Stock at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the applicable redemption date. Upon mailing of any such notice of redemption, the Corporation shall become obligated to redeem Series B Preferred Stock specified in such notice herein for cash or debt as provided in Section 2(d)(ii).

                                    (iv)    No redeemed shares of Series B
         Preferred Stock shall be entitled to any dividends declared after the redemption date, and on such date all rights of the holder of such shares as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of or debt issued for such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after such redemption date be deemed to be outstanding.

                                    (v)     On or before the redemption date, if
         the shares of Series B Preferred Stock are to be redeemed for cash, an amount equal to the Series B Liquidation Preference, plus all accrued dividends to the redemption date shall be deposited with a bank or trust company in a trust fund for the benefit of the respective holders of the shares designated for redemption with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the redemption date upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation. The balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the redemption date shall thereafter be returned to the Corporation upon its request.


                           (e) Series. Except as set forth in this Certificate of Designation, the Series B Preferred Stock shall have the same powers, designations, preferences and relative, participating, optional or other rights, and qualifications and restrictions, as the Series A Preferred Stock.


         IN WITNESS WHEREOF, the undersigned have signed this Certificate of Designation as of this 30th day of June, 1995.

                          /S/ RONALD E. WEINBERG
                          ---------------------------------------
                          RONALD E. WEINBERG, Vice-Chairman


                               Attested by:

                              /S/ BYRON S. KRANTZ
                              -------------------------------------
                              BYRON S. KRANTZ, Secretary